UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Assurant, Inc. (“Assurant”) has revised its financing plan for the acquisition of TWG Holdings Limited (“TWG”), lowering the overall equity issuance based on the company’s view of the stock’s intrinsic value and available cash. As a result, Assurant currently believes share repurchase in 2018 is unlikely but will revisit post-closing as appropriate. In 2018, capital deployment will focus on the financing for and integration of TWG, setting aside funds to complete the acquisition of Iké Asistencia, a services assistance business in Mexico and other countries in Latin America, and funding ongoing capital needs of the business. Excess capital will be deployed primarily to fund other investments and dividends, subject to market conditions.

Beyond 2018, Assurant expects that the combined operations of Assurant and TWG will drive long-term profitable growth and will have margin expansion through higher-valued offerings and expense efficiencies. Assurant is targeting growth in operating earnings per diluted share, benefitting from continued earnings growth and capital management. Assurant is also targeting strong cash flow generation beyond 2018, with segment dividends to approximate segment earnings. Assurant expects to continue to deploy excess capital consistent with its capital management philosophy, across share repurchase, dividends and investments in its business, including acquisitions, subject to market conditions and other factors.

The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Some of the statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. For a detailed discussion of the risk factors that could cause our actual results to differ materially from those currently estimated by management, including those contained in the forward-looking statements, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Item 8.01	Other Information

Contributions from lines of businesses excluding lender-placed insurance accounted for 46%, 54% and 59% of total net operating income in the years ended December 31, 2015, 2016 and 2017, respectively (in each case excluding catastrophes, net of reinsurance and client profit sharing adjustments, as well as reinstatement and other premiums). In 2017, lender-placed benefited from the absence of regulatory expenses which occurred in 2016 and revenue from new loans onboarded throughout the year. This minimized the impact of the year-over-year market decline. A reconciliation of the net operating income excluding catastrophes, net of reinsurance and client profit sharing adjustments, as well as reinstatement and other premiums is included in Exhibit 99.1 hereto.

Based solely on addition of Assurant segment net operating income and TWG adjusted net income, the Global Housing, Global Lifestyle and Global Preneed businesses represented 48%, 45% and 7%, respectively, of the combined Assurant net operating income excluding catastrophes and adjusted net income of TWG in the year ended December 31, 2017. TWG net income of $83 million for the year ended December 31, 2017 has been adjusted to exclude $15 million ($23 million pre-tax) of interest expense and $5 million ($7 million pre-tax) of net realized gains on investments. The combined presentation is not indicative of results of combined company, which may be materially different. A reconciliation of Assurant’s net operating income excluding catastrophes is included in Exhibit 99.1 hereto.

As previously announced, on January 8, 2018, Assurant entered into an Amended and Restated Agreement and Plan of Merger, with TWG, TWG Re, Ltd., a corporation incorporated in the Cayman Islands, Arbor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of TWG (solely for purposes of Article III and Article VIII thereof) and Spartan Merger Sub, Ltd., a Bermuda exempted limited company and a direct wholly owned subsidiary of Assurant.

This Current Report on Form 8-K is also being filed by Assurant to present (i) audited consolidated financial statements of TWG Holdings Limited as of and for the year ended December 31, 2017, attached as Exhibit 99.2, and (ii) unaudited pro forma condensed combined financial statements of Assurant, which give effect to the acquisition of TWG, as of and for the year ended December 31, 2017, attached as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The audited consolidated financial statements of TWG Holdings Limited as of and for the year ended December 31, 2017, are filed as Exhibit 99.2 hereto.

(b)	Pro forma financial information

The unaudited pro forma condensed combined financial statements of Assurant, which give effect to the acquisition of TWG, as of and for the year ended December 31, 2017, are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.
99.1	Excerpts from the Investor Presentation
99.2	TWG Holdings Limited Audited Financial Statements as of and for the year ended December 31, 2017.
99.3	Unaudited Pro Forma Condensed Combined Financial Information of Assurant, Inc. as of and for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: March 6, 2018	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary